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                                                                    EXHIBIT 4.13

                                                               EXECUTION VERSION

                      COLLATERAL ACCOUNT CONTROL AGREEMENT

            This COLLATERAL ACCOUNT CONTROL AGREEMENT (this "Agreement"), dated as of March 23, 2004, by and among Calpine Generating Company, LLC, a Delaware limited liability company (the "Grantor"), Wilmington Trust Company, as collateral agent (the "Collateral Agent") for the Secured Parties under the Collateral Trust Agreement defined below, and Wilmington Trust Company, in its capacity as a "securities intermediary" as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC (in such capacities, the "Financial Institution"). Capitalized terms used but not defined herein shall have the meanings assigned in the Collateral Trust Agreement (as amended, amended and restated, supplemented and otherwise modified from time to time, the "Collateral Trust Agreement"), dated as of the date hereof, by and among Calpine CalGen Holdings, Inc., a Delaware corporation, the Grantor, the Guarantors party thereto from time to time, the Collateral Agent, and the other agents and trustees party thereto from time to time, as of the date hereof or as amended in accordance with the terms of the Collateral Trust Agreement. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS

            WHEREAS, the parties hereto acknowledge that the Grantor has granted to the Collateral Agent a security interest in the Pledged Accounts (as hereinafter defined) pursuant to the Security Agreement (as amended, amended and restated, supplemented and otherwise modified from time to time, the "Security Agreement"), dated as of the date hereof, by and among the Grantor, the Guarantors party thereto from time to time and the Collateral Agent; and

            WHEREAS, the parties hereto are entering into this Agreement to perfect and ensure the priority of such security interest in the Pledged Accounts.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree for the benefit of the Secured Parties as follows:

            SECTION 1. ESTABLISHMENT AND MAINTENANCE OF PLEDGED ACCOUNTS.

                  (a) The Financial Institution hereby represents and warrants that it has established and currently maintains the accounts listed on Schedule 1 hereto and that the Grantor is its sole customer or entitlement holder with respect to each such account. Each such account and any successor account and all other accounts that the Grantor now or hereafter maintains with the Financial Institution being referred to herein individually as a "Pledged Account" and collectively as the "Pledged Accounts." The Financial Institution covenants and agrees that it shall not change the name or account number of any Pledged Account without the prior written consent of the Collateral Agent;

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                  (b)   Each of the parties hereto acknowledges and agrees that
the accounts listed on Part A of Schedule 1 hereto are intended to be deposit accounts (as defined in Section 9-102(a)(29) of the UCC) and the accounts listed on Part B of Schedule 1 hereto are intended to be securities accounts (as defined in Section 8-501 of the UCC). Notwithstanding such intention, as used herein "Deposit Account" shall mean any Pledged Account (or any part thereof) that is determined to be a "deposit account" (within the meaning of Section 9-102(a)(29) of the UCC) and "Securities Account" shall mean any Pledged Account (or any part thereof) that is determined to be a "securities account" (within the meaning of Section 8-501 of the UCC).

                  (c) The Financial Institution covenants and agrees that: (i) all securities or other property underlying any financial assets credited to any Securities Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or indorsed in blank or credited to another securities account maintained in the name of the Financial Institution;
(ii) in no case will any financial asset credited to any Securities Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor except to the extent the foregoing have been specially indorsed to the Financial Institution or indorsed in blank; and (iii) all such property delivered to the Financial Institution pursuant to the Security Agreement will be promptly credited to one of the Pledged Accounts.

            SECTION 2. "FINANCIAL ASSETS" ELECTION. The Financial Institution hereby agrees that each item of property (including, without limitation, all Cash Equivalents and any investment property, financial asset, security, instrument or cash) credited to any Pledged Account that is a Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            SECTION 3. COLLATERAL AGENT'S CONTROL OF THE PLEDGED ACCOUNTS. If at any time after the Collateral Agent has delivered to the Financial Institution a Notice of Default in substantially the form set forth in Exhibit A hereto, the Financial Institution shall receive from the Collateral Agent an entitlement order (i.e., an order directing transfer or redemption of any financial asset relating to a Pledged Account) or any instruction (within the meaning of Section 9-104 of the UCC, i.e., an instruction directing the disposition of funds in a Pledged Account) originated by the Collateral Agent, the Financial Institution shall comply with such entitlement order or instruction without further consent by the Grantor or any other person. The Collateral Agent agrees not to deliver a Notice of Default unless (i) an Event of Default (as defined below) has occurred and (ii) it has received lawful directions pursuant to the Collateral Trust Agreement; however, it is understood and agreed that the Financial Institution shall rely exclusively on a Notice of Default as to the existence of an Event of Default and shall be under no obligation to make any independent investigation as to the existence of an Event of Default. If the Grantor is otherwise entitled to give any entitlement orders or instructions with respect to the Pledged Accounts in accordance with Section 4 hereof and such entitlement orders or instructions conflict with instructions of the Collateral Agent, the Financial Institution shall comply with the entitlement orders and instructions issued by the Collateral Agent. For purposes of this Agreement, "Event of Default" means an "Event of Default" under and as defined in any of the Indentures, any of the Term Loan Agreements, the Revolving Loan Agreement or any other Secured Debt Document.

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            In the event that any of the Pledged Accounts is not considered a
"securities account" or "deposit account" under applicable law or a security interest cannot be granted and perfected in such Pledged Accounts under the UCC, then such Pledged Accounts and all property deposited therein shall be deemed under the exclusive dominion and control of the Collateral Agent, and the Financial Institution as its agent, for the purpose of the creation and perfection of security interests in favor of the Collateral Agent for the benefit of the Secured Parties.

            SECTION 4. GRANTOR'S ACCESS TO THE PLEDGED ACCOUNTS. If at any time the Collateral Agent has delivered to the Financial Institution a Notice of Default in substantially the form set forth in Exhibit A hereto, then the Financial Institution agrees that thereafter until the Collateral Agent has informed the Financial Institution in writing that the Event of Default no longer exists, it will take all directions with respect to the Pledged Accounts solely from the Collateral Agent and shall not comply with instructions or entitlement orders of the Grantor or any other person. So long as no Notice of Default has been delivered to the Financial Institution by the Collateral Agent, the Grantor shall be entitled to give, and the Collateral Agent may act upon, any entitlement order or instruction with respect to the Pledged Accounts as it deems appropriate.

            SECTION 5. SUBORDINATION OF LIEN; WAIVER OF SET-OFF. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any financial assets, cash or other property credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets, money and other items credited to any Pledged Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Pledged Account and (ii) the face amount of any checks which have been credited to such Pledged Account but are subsequently returned unpaid because of uncollected or insufficient funds).

            SECTION 6. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, with respect to each Pledged Account New York shall be deemed to be the bank's jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC). The Pledged Accounts shall be governed by the laws of the State of New York.

            SECTION 7. CONFLICT WITH OTHER AGREEMENTS. The Financial Institution hereby represents, warrants, covenants and agrees that:

                  (a) there are no other agreements entered into between the Financial Institution and the Grantor with respect to any Pledged Account (other than those referred to herein and other than agreements necessary for opening and establishing the Pledged Account);

                  (b) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Accounts and/or

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any financial assets credited thereto pursuant to which it agrees or has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person;

                  (c) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Grantor or the Collateral Agent purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions, except as may be otherwise provided herein; and

                  (d) in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            Notwithstanding the foregoing, it is hereby agreed that the Collateral Agent and the Financial Institution shall be afforded all of the rights, powers, protections, indemnitees and immunities set forth in the Collateral Trust Agreement, the Security Agreement and any other Secured Debt Document to which they are a party as if the same were specifically set forth herein. All the provisions contained in this Agreement are expressly subject to all of the provisions contained in the Collateral Trust Agreement in all respects. If any conflict or inconsistency exists between this Agreement and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern.

            SECTION 8. ADVERSE CLAIMS. The Financial Institution represents and warrants that, except for the claims and interest of the Collateral Agent, the Financial Institution and of the Grantor in the Pledged Accounts, it does not know of any security interest in, lien on or claim to, or other interest in, any Pledged Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, the Financial Institution will promptly notify the Collateral Agent and the Grantor thereof.

            SECTION 9. ADDITIONAL PROVISIONS REGARDING MAINTENANCE OF THE PLEDGED ACCOUNTS. The Financial Institution covenants and agrees:

                  (a) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning (i) any Securities Account and/or any financial assets credited thereto and (ii) any Deposit Account, simultaneously to each of the Grantor and the Collateral Agent at the address for each set forth in Section 13 of this Agreement.

                  (b) Tax Reporting. All items of income, gain, expense and loss recognized in any Securities Account and all interest, if any, relating to any Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

                  (c) Voting Rights. At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 4 hereof, the Grantor shall direct the Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts. At

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all other times, the Collateral Agent shall control the right to vote with respect to such financial assets.

                  (d) Cash Equivalents. At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 4 hereof, the Grantor shall direct the Financial Institution with respect to the selection of investments to be made for any Securities Account; provided, however, that the Financial Institution shall not honor any instruction to purchase any investments other than Cash Equivalents. At all other times, the Collateral Agent shall control the selection of investments to be made for any Securities Account.

            SECTION 10. INDEMNIFICATION OF FINANCIAL INSTITUTION. The Financial Institution undertakes to perform only such duties as are expressly set forth herein and no other duties shall be implied. The Financial Institution may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties in compliance with the provisions hereof. The Financial Institution shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Grantor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Grantor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's gross negligence as determined by a court of competent jurisdiction and (b) the Grantor and its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others (including, without limitation, the Grantor and the Collateral Agent) arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's gross negligence as determined by a court of competent jurisdiction, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement. The indemnities provided herein shall survive the termination of this Agreement and any resignation or removal of the Financial Institution.

            SECTION 11. SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither the Grantor nor the Financial Institution may delegate its obligations hereunder without the prior written consent of the Collateral Agent. Additionally, in the event that the Collateral Agent is replaced as the collateral agent under the Collateral Trust Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Agreement. The Collateral Agent agrees to send written notice to the Financial Institution of any such replacement.

            SECTION 12. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party

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at the address set forth in the Collateral Trust Agreement or, if to the
Financial Institution, as set forth below.

                  Financial Institution: Wilmington Trust Company
                                         Rodney Square North
                                         1100 North Market Street
                                         Wilmington, DE 19890
                                         Attention: Corporate Capital Markets
                                         Facsimile: (302)636-4145

            Any party may change his address for notices by giving notice to the other parties hereto in the manner set forth above.

            SECTION 13. AMENDMENT. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

            SECTION 14. TERMINATION. The obligations of the Financial Institution to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in each of the Pledged Accounts have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Financial Institution of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit B hereto to the Financial Institution upon the request of the Grantor on or after the termination of the Collateral Agent's security interest in the Pledged Accounts pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Pledged Accounts or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to the Pledged Accounts.

            SECTION 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                            (signature page follows)

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be as of the date first written above.

                                        CALPINE GENERATING COMPANY, LLC,
                                        as the Grantor

                                        By: /s/ Zamir Rauf
                                            ------------------------------------
                                            Name: Zamir Rauf
                                            Title: Vice President

[Collateral Account Control Agreement - Calpine Generating Company, LLC]

                                        WILMINGTON TRUST COMPANY,
                                        as the Collateral Agent

                                        By: /s/ James J. McGinley
                                            ------------------------------------
                                            Name: James J. McGinley
                                            Title: Authorized Signer

                                        WILMINGTON TRUST COMPANY,
                                        as the Financial Institution

                                        By: /s/ James J. McGinley
                                            ------------------------------------
                                            Name: James J. McGinley
                                            Title: Authorized Signer

[Collateral Account Control Agreement - Calpine Generating Company, LLC]

                                                                      SCHEDULE 1

Part A List of Existing Deposit Accounts Subject to this Agreement

Exact Name of Account           Account Number
---------------------           --------------

None.

Part B List of Existing Securities Accounts Subject to this Agreement

Exact Name of Account           Account Number
---------------------           --------------
"CALGEN REV A/C SUB
SEC INT OF WTC AS CA"           65572-1

                                                                       Exhibit A

                        [Letterhead of Collateral Agent]

                                                     [Date]

Wilmington Trust Company,
        as Financial Institution
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Capital Markets

                  Re: Notice of Default

Ladies and Gentlemen:

            As referenced in the Collateral Account Control Agreement, dated as of March 23, 2004, among Calpine Generating Company, LLC, you and the undersigned, we hereby give you notice that an Event of Default has occurred and is continuing. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Pledged Accounts or the financial assets or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction or otherwise directed by us in writing.

            You are instructed to deliver a copy of this notice by facsimile transmission to Calpine Generating Company, LLC.

                                        Very truly yours,

                                        Wilmington Trust Company,
                                        as Collateral Agent

                                        By:____________________________
                                           Title:

cc: Calpine Generating Company, LLC

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                                                                       Exhibit B

                        [Letterhead of Collateral Agent]

                                                    [Date]

Wilmington Trust Company,
            as Financial Institution
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Capital Markets

                  Re: Termination of Collateral Account Control Agreement

            You are hereby notified that the Collateral Account Control Agreement, dated as of March 23, 2004, by and among Calpine Generating Company, LLC, you and the undersigned is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s)_________________________________from Calpine Generating Company, LLC. This notice terminates any obligations you may have to the undersigned with respect to such account; however nothing contained in this notice shall alter any obligations which you may otherwise owe to Calpine Generating Company, LLC pursuant to any other agreement.

            You are instructed to deliver a copy of this notice by facsimile transmission to Calpine Generating Company, LLC.

                                        Very truly yours,

                                        Wilmington Trust Company,
                                        as Collateral Agent

                                        By:_______________________________
                                           Title:

cc: Calpine Generating Company, LLC